UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2018
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CHESAPEAKE LODGING TRUST
(Exact name of registrant as specified in its charter)
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Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 625 Arlington, VA	22203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (571) 349-9450
Not Applicable
(Former name or former address, if changed since last report.)
 ________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 31, 2018, Chesapeake Lodging, L.P., a wholly owned subsidiary of Chesapeake Lodging Trust (the “Trust”), amended its credit agreement by which it has obtained an unsecured revolving credit facility with a lending syndicate led by Wells Fargo Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Deutsche Bank Securities Inc., PNC Bank N.A., and Regions Bank, as documentation agents. The Trust and certain of its indirect subsidiaries serve as guarantors of borrowings under the revolving credit facility. The amended credit agreement continues to provide for a maximum amount that the Trust may borrow under the revolving credit facility of $300.0 million, and also provides for the possibility of further increases, up to a maximum of $450.0 million, in accordance with the terms of the amended credit agreement. The actual amount that the Trust can borrow under the revolving credit facility continues to be based on the value of the Trust's hotels included in the borrowing base, as defined in the amended credit agreement. The amended credit agreement contains the same financial covenants as those in effect prior to the amendment. In connection with amending its credit agreement, the Trust also amended certain provisions of the agreement governing its $225.0 million unsecured term loan to make conforming changes to the amended credit agreement.

The initial term of the amended credit agreement will now expire in May 2022, subject to extension for another year at the Trust’s option subject to satisfaction of customary conditions. Amounts borrowed under the amended credit agreement will bear interest at spreads over LIBOR that will be determined based on the Trust’s consolidated leverage ratio as of the end of its most recent fiscal quarter, as shown below:

Leverage Ratio	Applicable Margin
<30%	1.45%
≥30%<35%	1.50%
≥35%<40%	1.60%
≥40%<45%	1.65%
≥45%<50%	1.80%
≥50%<55%	2.00%
≥55%	2.25%

The applicable margin will reset 10 business days after each delivery of a compliance certificate relating to the Trust’s quarterly or year-end financial results, as applicable. For the period from May 31, 2018 until the next reset date, the applicable margin will be 1.60%.

A copy of the Trust’s press release announcing this transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the amended credit agreement and the amendment to the agreement governing the Trust’s unsecured term loan is qualified in its entirety by the full terms and conditions of the amended credit agreement and such amendment, each of which will be filed with the Securities and Exchange Commission as an exhibit to a subsequent report of the Trust.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated June 1, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2018	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer